Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Christopher T. Young, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Entravision Communications Corporation originally filed on March 16, 2023; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 1, 2023	/s/ Christopher T. Young
Chief Financial Officer